UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.
STATE OF
INDIANA DEPARTMENT OF FINANCIAL INSTITUTIONS
INDIANAPOLIS, INDIANA
In the Matter of

Docket Nos. 09-126-B-HC
IRWIN FINANCIAL CORPORATION	09-126-B-SM
Columbus, Indiana

IRWIN UNION BANK AND TRUST COMPANY
Columbus, Indiana
     WHEREAS, in recognition of their common goal to restore and maintain the financial soundness of Irwin Financial Corporation, Columbus, Indiana (“Irwin”), a registered bank holding company, and its subsidiary bank, Irwin Union Bank and Trust Company, Columbus, Indiana (the “Bank”), an Indiana state chartered bank that is a member of the Federal Reserve System, Irwin and the Bank have consented to the issuance of a Cease and Desist Order (the “Order”) by the Board of Governors of the Federal Reserve System (the “Board of Governors”) and the Indiana Department of Financial Institutions (the “DFI”);
     WHEREAS, on October 10, 2008, Irwin and the Bank entered into a Written Agreement with the Federal Reserve Bank of Chicago (the “Reserve Bank”) and the DFI designed to correct certain deficiencies at Irwin and the Bank relating to safety and soundness (the “Written Agreement”);

     WHEREAS, Irwin and the Bank have taken steps to comply with the Written Agreement but have not yet fully complied with all of the provisions of the Written Agreement; and
     WHEREAS, on September 11, 2009, the boards of directors of Irwin and the Bank at duly constituted meetings adopted resolutions authorizing and directing William I. Miller to enter into this Order on behalf of Irwin and the Bank and consenting to compliance with each and every applicable provision of this Order by Irwin, the Bank, and their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)), and waiving any and all rights that Irwin and the Bank may have pursuant to section 8 of the FDI Act (12 U.S.C. § 1818) and to Ind. Code § 28-11-4 et seq. to: (i) a hearing for the purpose of taking evidence on any matters set forth in this Order; (ii) judicial review of this Order; (iii) contest the issuance of this Order by the Board of Governors and the DFI; and (iv) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provisions hereof.
     NOW, THEREFORE, IT IS HEREBY ORDERED that, pursuant to sections 8(b)(1) and (3) of the FDI Act and Ind. Code § 28-11-4-5, that Irwin and the Bank and their institution-affiliated parties shall cease and desist and take affirmative action as follows:
Source of Strength
     1. Irwin shall take appropriate steps to fully utilize its financial and managerial resources to assist the Bank in functioning in a safe and sound manner pursuant to Regulation Y of the Board of Governors (12 C.F.R. § 225.4) and to ensure that Irwin Union Bank, F.S.B., Columbus, Indiana (the “Thrift”), a federally chartered savings association, complies with the Order to Cease and Desist entered into with the Office of Thrift Supervision (the “OTS”) effective as of July 24, 2009.

Minimum Capital Ratios
     2. By September 30, 2009, Irwin shall achieve and maintain a consolidated total risk-based capital ratio of at least eleven percent (11%), as defined in the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure, Appendix A of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A).
     3. By September 30, 2009, the Bank shall achieve and maintain a total risk-based capital ratio of at least twelve percent (12%), as defined in the Capital Adequacy Guidelines for State Member Banks: Risk-Based Measure, Appendix A of Regulation H of the Board of Governors (12 C.F.R. Part 208, App. A).
     4. Irwin and the Bank shall notify the Reserve Bank and the DFI, in writing, no more than 10 business days after the end of any month in which Irwin’s consolidated total risk-based capital ratio or the Bank’s total risk-based capital ratio falls below the capital ratio required by paragraphs 2 and 3, as appropriate. Together with the notification, Irwin and the Bank shall submit an acceptable written plan that details the steps Irwin and the Bank, as appropriate, will take to achieve and maintain the capital ratio required by this Order.
Liquidity/Funds Management
     5. (a) Within 10 days of this Order, Irwin and the Bank shall submit to the Reserve Bank and the DFI an acceptable plan to reduce the Bank’s reliance on wholesale deposits. The plan shall reduce the aggregate dollar amount of wholesale deposits from the levels that exist as of August 17, 2009, in accordance with the following schedule:
(i) By September 30, 2009, reduce aggregate wholesale deposits by 33% from the levels that exist as of August 17, 2009;

(ii) By December 31, 2009, reduce aggregate wholesale deposits by 50%from the levels that exist as of August 17, 2009; and
(iii) By March 31, 2010, reduce aggregate wholesale deposits by 75% from the levels that exist as of August 17, 2009.
Asset Sales
     6. As of the date of this Order, Irwin and the Bank shall not sell or dispose of any asset without the prior written approval of the Reserve Bank and the DFI. All requests for prior written approval shall be received by the Reserve Bank and the DFI at least 5 business days prior to the proposed sale. All requests shall contain, at a minimum, the terms of the proposed sale and the projected impact of the proposed sale on the franchise value, strategic plan, capital, and liquidity of Irwin and the Bank, as applicable.
Compliance with the Agreement
     7. Within 10 days after the end of each month following the date of this Order, Irwin and the Bank, as applicable, shall submit to the Reserve Bank and the DFI written progress reports detailing the form and manner of all actions taken to secure compliance with this Order and the results thereof.
Approval, Implementation, and Progress Reports
     8. (a) Irwin and the Bank shall submit a written plan that is acceptable to the Reserve Bank and the DFI within the applicable time period set forth in paragraph 5 of this Order.
          (b) Within 10 days of approval by the Reserve Bank and the DFI, Irwin and the Bank shall adopt the approved plan. Upon adoption, Irwin and the Bank shall promptly implement the approved plan and thereafter fully comply with it.

          (c) During the term of this Order, the approved plan shall not be amended or rescinded without the prior written approval of the Reserve Bank and the DFI.
Communications
     9. All communications regarding this Order shall be sent to:
(a)	Ms. Cathy Lemieux Senior Vice President Federal Reserve Bank of Chicago 230 South LaSalle Street Chicago, Illinois 60690

(b)	Mr. David Mills Director Indiana Department of Financial Institutions 30 South Meridian Street, Suite 300 Indianapolis, Indiana 46204

(c)	Mr. William I. Miller, Chairman, and Chief Executive Officer Irwin Financial Corporation Irwin Union Bank and Trust Company 500 Washington Street Columbus, IN 47202-0929
Miscellaneous
     10. Notwithstanding any provision of this Order to the contrary, the Reserve Bank and the DFI may, in their sole discretion, grant written extensions of time to Irwin and the Bank to comply with any provision of this Order.
     11. The provisions of this Order shall be binding upon Irwin, the Bank, and their institution-affiliated parties, in their capacities as such, and their successors and assigns.
     12. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank and the DFI.
     13. The provisions of this Order shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, the DFI or any other federal or state agency from taking any other action affecting Irwin, the Bank, any nonbank subsidiaries of Irwin, or any of their current or former institution-affiliated parties and their successors and assigns.
     14. This Order does not supersede, stay, terminate, or suspend any provision of the Written Agreement.
     By Order of the Board of Governors of the Federal Reserve System and the DFI effective this 15th day of September, 2009.

IRWIN FINANCIAL CORPORATION		BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By:	/s/ William I. Miller	By:	/s/ Jennifer J. Johnson

	William I. Miller		Jennifer J. Johnson
	Chairman and Chief Executive Officer		Secretary of the Board

IRWIN UNION BANK AND TRUST COMPANY		INDIANA DEPARTMENT OF FINANCIAL INSTITUTIONS

By:	/s/ William I. Miller	By:	/s/ David Mills

	William I. Miller		David Mills
	Chairman and Chief Executive Officer		Director